UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 27, 2007
(Date of earliest event reported)

21ST CENTURY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 West Oakland Park Blvd., Suite 300
Lauderdale Lakes, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On November 27, 2007, the Board of Directors of 21st Century Holding Company (the "Company") amended Article V, Sections 1 and 2 of the Company's Bylaws to allow the shares of the Company's capital stock to be either certificated or uncertificated, or a combination thereof. This change in the Bylaws was required in order for the Company to be eligible to participate in the Direct Registration System ("DRS"). Under a new NASDAQ rule approved by the Securities and Exchange Commission in late 2006, the Company is required to be "DRS eligible" no later than January 1, 2008. Participation in the DRS would allow the Company's shareholders to establish, either through the Company's transfer agent or a broker dealer, a book entry position on the stock record books of the Company and to electronically transfer shares of the Company's stock without the delivery of physical certificates, should the Company elect to be entered into the DTCC's DRS.

The Bylaws, as amended on November 27, 2007, are filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed with this Current Report on Form 8-K:

10.1 Amended and Restated Bylaws of 21st Century Holding Company, as adopted on November 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: November 28, 2007	By:	/s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1	Amended and Restated Bylaws of 21st Century Holding Company, as adopted on November 27, 2007.